EXHIBIT 10.18

Convertible Promissory Note

FOR VALUE RECEIVED, subject to the terms and conditions hereinafter set forth, the undersigned Asian Financial, Inc., hereinafter referred to as the “Company,” hereby promises to pay to the order of Dempsey Mork, hereinafter referred to as the “Note Holder”, the principal amount of $50,000, accrued at the rate or $2,500 per quarter during the fiscal years ended December 31, 1995 through 1999.

PAYMENT OBLIGATION. This promissory note bears no interest. If not sooner converted into “Common Stock”, the Company shall pay the principal amount of this note not later than 12/31/2008.

CONVERSION. The Board of Directors of the Company has duly adopted resolutions approving the conversion of this note into a maximum of 1,000,000 shares of Common Stock of the Company, at $0.05 per share, at the option of the Note Holder.

INVESTMENT PURPOSE. The Note Holder, by acceptance of this Convertible Promissory Note, represents that that this Convertible Promissory Note and any shares of Common Stock issuable upon conversion of this Promissory Note are being and will be acquired for the Note Holders own account for investment and not with a view to, or for resale in connection with, the distribution thereof in violation of applicable securities laws, and that the Note holder has no intent of distributing or reselling this Convertible Promissory Note or any such shares of Common Stock.

RESTRICTIONS ON TRANSFER. The Note Holder, by acceptance of this Convertible Promissory Note, agrees that the Note Holder will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Convertible Promissory Note, or any of the shares of Common Stock issuable upon conversion of this Convertible Promissory Note in a public sale, unless: (i) a registration statement under the Securities Act of 1933, covering the sale or transfer of this Convertible Promissory Note or the shares of Common Stock issuable upon conversion of this Promissory Note, as the case may be, is in effect; (ii) the Note Holder first provides the Company with an opinion of counsel, which may be counsel for the Company, to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration requirements of the Securities Act of 1933.

LEGENDS. Certificates evidencing the shares of Common Stock issuable upon conversion of this Convertible Promissory Note shall hear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THESE SECURITIES OR AN OPINION OF COUNSEL STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION.”

The Company shall remove any legend on any stock issued from the conversion of this note if the Note Holder provides an opinion of counsel to the effect that a public sale or transfer of Common Stock may be made without registration under the ACT.

IN WITNESS THEREOF, the parties have executed this Convertible Promissory Note as of the date first written above.

Asian Financial, Inc., a Wyoming Corporation

By: Dempsey Mork

Its: President

Dempsey Mork

By: /s/ Dempsey Mork

Its: